                            SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION
       14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant [X]     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential. For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                           American Performance Funds
                               3435 Stelzer Road
                              Columbus, Ohio 43219
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            Martin E. Lybecker, Esq
                                  Ropes & Gray
                      1301 K Street, N.W., Suite 800 East
                             Washington, D.C. 20005
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)    Title of each class of securities to which transaction applies:
       2)    Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
       4)    Proposed maximum aggregate value of transaction:
       5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount previously paid:
               2) Form, Schedule or Registration Statement No.:
               3) Filing Party:
               4) Date Filed:

Notes:

                           AMERICAN PERFORMANCE FUNDS
                   Notice of Special Meeting of Shareholders
                            to be held June 16, 1997

         A special meeting of the shareholders of the American Performance Funds (the "Funds"), will be held at 9:00 a.m. at the offices of BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio on June 16, 1997, for the following purposes:

1. To approve or disapprove a new Sub-Investment Advisory Agreement between the Funds' investment adviser, Bank of Oklahoma, N.A. ("BOK") and AMR Investment Services, Inc. ("AMR") with respect to the Cash Management Fund; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Trustees has fixed April 23, 1997 as the record date for determination of shareholders entitled to vote at this meeting.

                                           By Order of the Trustees

                                           D'Ray Moore
                                           Secretary

May 16, 1997

YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           American Performance Funds

                               3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

                                PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Trustees (the "Trustees") of the American Performance Funds (the "Funds"). The proxy is revocable at any time before it is voted by sending written notice of the revocation to the Funds or by appearing personally at the June 16, 1997 special meeting of shareholders of the Funds (the "Special Meeting"). The cost of preparing and mailing the notice of meeting, the proxy card, this proxy statement and any additional proxy material has been or is to be borne by the Funds. Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, fax or personal interview conducted by certain officers or employees of the Funds or BISYS Fund Services, Inc. (the Funds' administrator) or, if necessary, a commercial firm retained for this purpose. In the event that the shareholder signs and returns the proxy ballot, but does not indicate a choice as to any of the items on the proxy ballot, the proxy attorneys will vote those shares in favor of such proposal(s).

         Only shareholders of record at the close of business on April 23, 1997 will be entitled to vote at the Special Meeting. On April 23, 1997, the American Performance Cash Management Fund ("Cash Management Fund") had outstanding 359,565,530 shares of beneficial interest ("Shares"), each Share being entitled to one vote, and each fractional Share being entitled to a proportionate fractional vote.

         For purposes of determining the presence of a quorum and counting votes on the matters presented, Shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Special Meeting. Under the Investment Company Act of 1940 (the "1940 Act"), the affirmative vote necessary to approve the matter under consideration may be determined with reference to a percentage of votes present at the Special Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.

         The Funds' executive offices are located at 3435 Stelzer Road, Columbus, Ohio 43219. This proxy statement and the enclosed notice of meeting and proxy card are first being mailed on or about May 16, 1997.

         A copy of the Funds' Annual Report dated August 31, 1996 is available upon request and may be obtained by calling 1-800-762-7085.

                                  INTRODUCTION

         This Special Meeting is being called for the following purposes: (1) to approve or disapprove a new Sub-Investment Advisory Agreement between the Funds' investment adviser, Bank of Oklahoma, N.A. ("BOK") and AMR Investment Services, Inc. ("AMR") with respect to the Cash Management Fund; and (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Approval of Proposal (1) with respect to the Cash Management Fund requires the affirmative vote of: (a) 67% or more of the Shares of such Fund present at the Special Meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy, or (b) more than 50% of the outstanding Shares of such Fund, whichever is less.

                                  PROPOSAL (1)

                 APPROVAL OR DISAPPROVAL OF NEW SUB-INVESTMENT
                       ADVISORY AGREEMENT BETWEEN BOK AND
                  AMR WITH RESPECT TO THE CASH MANAGEMENT FUND

         BOK, at its own expense, currently employs AMR as the sub-adviser to the Cash Management Fund. BOK wishes additional flexibility with respect to the amount of compensation it pays to AMR for this service. It is therefore being proposed that a new sub-investment advisory agreement be approved between BOK and AMR. All of the terms of the new sub-investment advisory agreement would be the same as those of the existing sub-investment advisory agreement, except for the fees to be paid to AMR by BOK, which would be increased up to .40% of the Fund's average daily net assets. The investment advisory fee of .40% paid by the Fund to BOK will remain unchanged. A copy of the proposed sub-investment advisory agreement between BOK and AMR (the "New Sub-Advisory Agreement") appears as Exhibit A to this proxy statement.

         AMR currently serves as the sub-investment adviser to the Cash Management Fund pursuant to a sub-advisory agreement between BancOklahoma Trust Company ("BOTC") and AMR dated as of October 1, 1994 (the "Current Sub-Advisory Agreement"). (Effective March 31, 1997, BOTC merged into its parent, BOK.) The Current Sub-Advisory Agreement was last submitted to a vote of the shareholders of the Cash Management Fund on September 24, 1994, for the purpose of approving the Current Sub-Advisory Agreement when AMR became the sub-investment adviser to the Cash Management Fund.

         Under the Current Sub-Advisory Agreement, AMR agrees to furnish an investment program with respect to, and make investment decisions for, the Cash Management Fund and to place all orders for the purchase and sale of securities for the Fund. For the services provided and the expenses assumed pursuant to the Current Sub-Advisory Agreement, BOK pays AMR a fee computed daily and paid monthly in arrears at an annual rate of fifteen one-hundredths of one percent (.15%) of the Fund's average daily net assets. For the fiscal year ended August 31, 1996, AMR received sub-investment advisory fees of $487,172.

         The Funds' Trustees, including a majority of Trustees who are not interested persons of the Funds, BOK, or AMR, unanimously approved the New Sub-Advisory Agreement at a meeting held on April 17, 1997 and directed that it be submitted to the shareholders of the Cash Management Fund for their approval. The New Sub-Advisory Agreement differs from the Current Sub-Advisory Agreement only in that the compensation which BOK will pay to AMR under the contract is changed to a fee computed daily and paid monthly in arrears at an annual rate not less than fifteen one-hundredths of one percent (.15%) nor more than forty one-hundredths of one percent (.40%) of the Fund's average daily net assets. Had the proposed new fee arrangement been in effect, for the fiscal year ended August 31, 1996, AMR would have received an amount between a minimum of $498,295 and a maximum of $1,328,786. If the maximum fee had been received by AMR, this would have been 173% higher than the fee received under the Current Sub-Advisory Agreement. If the minimum fee had been received, there would have been no increase.

         BOK desires more flexibility in the amount it can pay AMR in order to allow it to better manage its relationship with AMR. A flexible fee structure will allow BOK to react to changes in circumstances with respect to the duties, expenses, and liabilities AMR has assumed under the Sub-Advisory Agreement, while the fixed fee under the Current Sub-Advisory Agreement could be too rigid to allow appropriate reactions to changing circumstances.

         The Trustees agree that the flexibility that would be afforded by the fee structure under the New Sub-Advisory Agreement will be in the best interests of the Cash Management Fund and its Shareholders. The Trustees placed particular significance on the fact that the recommended change will not cause an increased level of expense to the Fund, since all sub-advisory fees are paid by BOK. The amount of the investment advisory fee that BOK is entitled to from the Cash Management Fund will not be changed under the proposal. Shareholders of the Cash Management Fund will not experience an increase in investment advisory fees.

         All other provisions of the Current Sub-Advisory Agreement would remain the same. BOK continues to have full responsibility for providing investment advisory services to the Cash Management Fund. BOK will discharge this responsibility in part through retention of AMR, at BOK's sole expense, to manage the day-to-day investment program of the Fund. BOK will oversee the activities of AMR and will be responsible for setting any policies it deems appropriate for AMR's activities, subject to the direction of the Funds' Trustees. The same personnel of AMR who have provided investment advice in the past will continue to do so pursuant to the New Sub-Advisory Agreement.

         The New Sub-Advisory Agreement continues to provide that AMR will not be liable for any error of judgment or mistake of law or any loss suffered by BOK or by the Funds in connection with its services under the Agreement except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of AMR in the performance of its duties or from the reckless disregard by AMR of its obligations and duties under the Agreement. In addition, AMR shall not be liable for any actions taken or non-actions with respect to the performance of services under the New Sub-Advisory Agreement based upon specific information, instructions, or requests given or made to AMR in writing by BOK which instructions, or requests are properly executed or acted upon by AMR.

         Unless sooner terminated, the New Sub-Advisory Agreement will continue for an initial term ending August 1, 1998 and will thereafter continue for successive one-year terms, provided that such continuation is specifically approved at least annually by the Funds' Trustees, or by the vote of a majority of the outstanding shares of the Cash Management Fund and, in either case, by a majority of the Trustees who are not interested persons as defined in the 1940 Act, by vote cast in person at a meeting called for such purpose. The New Sub-Advisory Agreement is terminable at any time, without penalty, by vote of the Trustees, by BOK, by majority vote of the outstanding shares of the Cash Management Fund, or by AMR upon 60 days' written notice. The New Sub-Advisory Agreement will terminate automatically in the event of its assignment, as defined in the 1940 Act.

         If the New Sub-Advisory Agreement is approved by shareholders, it will be executed and effective on [ ,1997]. In the event that holders of a majority of the outstanding Shares of the Cash Management Fund vote in the negative with respect to the approval of the New Sub-Advisory Agreement, the Trustees will consider such further action as it may determine to be in the best interests of the Cash Management Fund shareholders.

         THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE CASH MANAGEMENT FUND VOTE TO APPROVE THE NEW SUB-ADVISORY AGREEMENT.

                             INFORMATION ABOUT BOK

         The offices of Bank of Oklahoma, N.A. ("BOK") are located at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma 74103. Substantially all of the capital stock of BOK is owned by BOK Financial Corporation ("BOK Financial"). BOK Financial is controlled by its principal shareholder, George
B.  Kaiser.

         BOK Financial (previously named "Acquisition Holding Company") was incorporated under the laws of the State of Oklahoma on October 24, 1990, for the purpose of purchasing the interest of the Federal Deposit Insurance Corporation ("FDIC") in BOK. George B. Kaiser, the organizing shareholder of BOK Financial,, currently owns over 79% of the shares of BOK Financial common stock, which he acquired pursuant to a purchase and sale agreement dated October 25, 1990 among Mr. Kaiser, the FDIC and BOK Financial. Mr. Kaiser became a controlling person of BOK Financial and, therefore, of BOK on June 7, 1991. Mr. Kaiser also serves as Chairman of the Board and Chief Executive Officer of BOK. Mr. Kaiser's address is: George B. Kaiser, President & CEO, Kaiser-Francis Oil Company, P.O. Box 21468, Tulsa, OK 74121-1468.

         BOK does not serve as an investment adviser to any other registered investment company.

                             INFORMATION ABOUT AMR

         AMR, a Delaware corporation, is a wholly-owned subsidiary of AMR Corporation, the parent company of American Airlines, Inc., and was organized in 1986 to provide business management, advisory, administrative and asset management consulting services to the AMR Investment Services Trust ("AMR Trust"), the American AAdvantage Funds ("AAdvantage Funds"), the American AAdvantage Mileage Funds ("Mileage Funds") and other investors. The principal offices of both AMR and AMR Corporation are at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. As of March 31, 1997, AMR had assets under management (including assets under fiduciary advisory control) totaling approximately $17 billion, including approximately $7 billion under active management and $10 billion as named fiduciary or fiduciary adviser. Of the total, approximately $12 billion in assets are related to AMR Corporation.

         The AMR Trust, the AAdvantage Funds and the Mileage Funds operate under a Hub and Spoke(R)1 structure, pursuant to which each AAdvantage Fund and each Mileage Fund invests all of its investable assets in a corresponding portfolio of the AMR Trust which has an investment objective identical to the investing fund. The following funds for which AMR acts as investment adviser have similar investment objectives to the Cash Management Fund.

                                                                                              AMR's Fees
                                                                           Assets as of       ----------
                                                                             March 31,
                                                                                1997
  Name of Fund                                                             ($ Millions)   Management     Other
 -------------                                                             ------------   ----------     -----
American AAdvantage Money Market Fund                                         1,522          .15%         .05%
American AAdvantage Money Market Mileage Fund                                   133          .15%         .05%
American AAdvantage Municipal Money Market Fund                                  66          .15%         .05%
American AAdvantage Municipal Money Market Mileage Fund                          29          .15%         .05%
American AAdvantage U.S. Govt. Money Market Fund                                111          .15%         .05%
American AAdvantage U.S. Govt. Money Market Mileage Fund                         12          .15%         .05%
INTRUST Money Market Fund                                                        65          .20%


         For the fiscal year ended August 31, 1996, AMR received $2,464,110 and $1,421,549 in management fees and administrative services fees, respectively, from the above AAdvantage and Mileage Funds and their corresponding portfolios of the AMR Trust. During the same period, $42,166

--------
         1 "Hub and Spoke" is a registered service mark of Signature Financial Group Inc.

and $1,646 in management fees and administrative services fees, respectively, were waived by AMR. The INTRUST Money Market Fund had not commenced operations as of August 31, 1996.

         The principal executive officers and directors of AMR, are as follows:

Name and Position with AMR          Other Substantial Occupation                 Type of Business
--------------------------          ----------------------------                 ----------------
Robert L. Crandall                  Chairman, President and Chief                Airline; Travel and
Director and Chairman               Executive Officer, AMR                       Information Technology;
                                    Corporation; Director, Chairman,             Oil Service
                                    and Chief Executive Officer,
                                    American Airlines, Inc.; Director,
                                    The Sabre Group, Inc.  Mr.
                                    Crandall also serves as an officer
                                    and/or director of various
                                    subsidiaries of AMR Corporation.
                                    Director, Halliburton Company.


Gerard J. Arpey                     Senior Vice President and Chief              Airline; Travel and
Director and Vice Chairman          Financial Officer, AMR                       Information Technology
                                    Corporation; Director, The
                                    Sabre Group, Inc.  Mr. Arpey
                                    also serves as an officer and/or
                                    director of various subsidiaries
                                    of AMR Corporation.

Jeffrey M. Jackson                  Vice President of Corporate                  Airline
Vice President and Treasurer        Development and Treasurer,
                                    AMR Corporation, (March
                                    1995-Present); Vice President
                                    of Corporate Development,
                                    AMR Corporation.  Mr. Jackson
                                    also serves as an officer and/or
                                    director of various subsidiaries
                                    of AMR Corporatifon.


Charles D. Marlett                  Corporate Secretary, AMR                     Airline; the Arts
Secretary                           Corporation; Corporate
                                    Secretary, American Airlines,
                                    Inc.  Mr. Marlett also serves as
                                    an officer and/or director of
                                    various subsidiaries of AMR
                                    Corporation.  Director, Dallas
                                    Summer Musicals.

Anne H. McNamara                    Senior Vice President and                    Airline; Travel and
Director                            General Counsel, AMR                         Information Technology;
                                    Corporation; Senior Vice                     Energy
                                    President, Administration and
                                    General Counsel, American
                                    Airlines, Inc.; Director, The
                                    Sabre Group, Inc.;
                                    Ms. McNamara also serves as
                                    an officer and/or director of
                                    various subsidiaries of AMR
                                    corporation. Director, LGE
                                    Energy Corp.


William F. Quinn                    President, AMR Investment                    Investment Adviser;
President                           Services, Inc.; Chairman and                 Credit Union; REIT;
                                    Director, American Airlines                  Airline
                                    Employees Federal Credit
                                    Union. Mr. Quinn also serves
                                    as an officer and/or director of
                                    various subsidiaries of AMR
                                    Corporation. Trustee and
                                    President, AMR Investment
                                    Services Trust, American
                                    AAdvantage Funds, American
                                    AAdvantage Mileage Funds;
                                    Director, Crescent Real Estate
                                    Equities, Inc.

         The address of each director or officer of AMR is 4333 Amon Carter Blvd., Fort Worth, Texas 76155.

                         AFFILIATED BROKER TRANSACTIONS

         In the fiscal year ended August 31, 1996, there were no brokerage commissions paid to affiliated brokers of the Cash Management Fund, BOK, AMR, or BISYS Fund Services.

                          OTHER MATTERS AND DISCRETION
                         OF PERSONS NAMED IN THE PROXY

         While the Special Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the management intends to present or knows that others will present is the business stated in the Notice of

Meeting. If any other matters lawfully come before the Special Meeting, and in all procedural matters at said Special Meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the persons named as proxies therein, or their substitutes, present and acting at the Special Meeting.

         If at the time any session of the Special Meeting is called to order, a quorum is not present, in person or by proxy, the persons named as proxies may vote those proxies that have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposal. All such adjournments will require the affirmative vote of a majority of the Shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies that they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any such adjournment. A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes for its or their approval have been received and it is otherwise appropriate.

         As of April 23, 1997, the Fund believes that BOK was the shareholder of record of 99.8% of the Shares of the Cash Management Fund. As of April 23, 1997, the Fund believes that BOK had voting power with respect to 57.8% of the Cash Management Fund Shares. As a result, BOK may be deemed to be a "controlling person" of the Fund under the 1940 Act.

         The following list indicates the beneficial ownership of the shareholders who, to the best knowledge of the Fund, are the beneficial owners of more than 5% of the outstanding Shares of the Fund as of April 23, 1997:

                              CASH MANAGEMENT FUND

                                                 AMOUNT OF BENEFICIAL                             PERCENT
NAME AND ADDRESS                                 OWNERSHIP (SHARES)                               OF FUND(%)
----------------                                 ------------------                               ----------
Williams Master Trust                            21,251,799.27                                     5.91%
Bank of Oklahoma Trustee
One Williams Center
Tulsa, Oklahoma  74192

Superstar/Netlink                                27,642,906.90                                     7.69%
Bank of Oklahoma Trustee
One Williams Center
Tulsa, Oklahoma  74192

Mayer, Brown & Platt Savings Plan                19,119,127.54                                     5.32%
Bank of Oklahoma Trustee
One Williams Center
Tulsa, Oklahoma  74192

         As of April 23, 1997, the Officers and Trustees of the Funds owned less than 1% of the Fund's outstanding Shares.

                     INFORMATION ABOUT BISYS FUND SERVICES

         The Fund's principal distributor and administrator is BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, Ohio 43219. BISYS Fund Services, Inc. is wholly owned by The BISYS Fund, Inc., 150 Clove Road, Little Falls, New Jersey 07424, a publicly owned company engaged in information processing, loan servicing and 401(k) administration and recordkeeping services to and through banking and other financial organizations. The following persons are officers of the Funds and may be deemed to have an interest in BISYS Fund Services, Inc. by virtue of their status as employees and/or executive officers of that company:

                                                                                             OFFICER
                                                                                             OF THE
NAME                                    POSITION WITH FUNDS                     AGE          FUNDS SINCE
----                                    -------------------                     ---          -----------
Walter B. Grimm                         Chairman, President and Trustee         51              1992
D'Ray Moore                             Vice President and Secretary            38              1995
Alaina J. Metz                          Assistant Secretary                     29              1995
William J. Tomko                        Vice President                          38              1991
Thomas E. Line                          Treasurer                               29              1997
George O. Martinez                      Vice President                          38              1995


         If you do not expect to attend the Special Meeting, please sign your proxy card promptly and return it in the enclosed envelope to avoid unnecessary expense and delay. No postage is necessary.

May 16, 1997

                   AMERICAN PERFORMANCE CASH MANAGEMENT FUND

                         PROXY FOR A SPECIAL MEETING OF
                          SHAREHOLDERS, JUNE 16, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF AMERICAN PERFORMANCE CASH MANAGEMENT FUND.

         The undersigned hereby appoints ______________ and ________________ and each of them separately, proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of American Performance Cash Management Fund on Monday, June 16, 1997, at 9:00 a.m., Eastern time, and at any adjournments thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TRUSTEES
             RECOMMEND A VOTE FOR THE PROPOSAL ON THE REVERSE SIDE.

                       PLEASE VOTE AND SIGN ON OTHER SIDE
                   AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such, if a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

         1. Approval of the new Sub-Investment Advisory Agreement between Bank of Oklahoma and AMR Investment Services, Inc. with respect to the Cash Management Fund.

                     FOR           AGAINST            ABSTAIN

                     [  ]           [  ]                [  ]

                            Please be sure to sign and date this Proxy.

                            ----------------------------------------
                            Shareholder sign here

                            ----------------------------------------
                            Co-owner sign here

                            Dated:______________, 1997

                                                                       EXHIBIT A

                                    FORM OF
                       SUB-INVESTMENT ADVISORY AGREEMENT
                   AMERICAN PERFORMANCE CASH MANAGEMENT FUND

         AGREEMENT executed as of [DATE OF SHAREHOLDER APPROVAL] by and between BANK OF OKLAHOMA, N.A. ("Bank of Oklahoma"), and AMR INVESTMENT SERVICES, INC. ("Sub-Adviser").

         WHEREAS, Bank of Oklahoma is the investment adviser to the American Performance Cash Management Fund (the "Fund"), an investment portfolio of the American Performance Funds (the "Trust"); and

         WHEREAS, Bank of Oklahoma desires to retain the Sub-Adviser to furnish investment advisory services in connection with the Fund; and

         WHEREAS, Sub-Adviser is willing to make available to Bank of Oklahoma and to the Fund certain sub-investment advisory services;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Appointment. Bank of Oklahoma hereby appoints the Sub- Adviser to provide certain sub-investment advisory services for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. Bank of Oklahoma has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

                  (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on October 1, 1987, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b) the Trust's Bylaws and any amendments thereto;

                  (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

                  (d) the Trust's Notification of Registration on Form N-8A under the Investment Company Act of 1940 (the "1940 Act") as filed with the Securities and Exchange Commission (the "SEC") on June 1, 1990, and all amendments thereto;

                  (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-35190) and under the 1940 Act (File No. 811-6114) as filed with the Securities and Exchange Commission and all amendments thereto; and

                  (f) the Trust's most recent prospectus for the Fund and its Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

         Bank of Oklahoma will promptly furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing.

         3. Management. Subject always to the supervision of Bank of Oklahoma and the Trust's Board of Trustees, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, the Fund, and place all orders for the purchase and sale of securities for the Fund. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Trust's Declaration of Trust and Code of Regulations, and the stated investment objectives, policies and restrictions of the Fund, will use its best efforts to safeguard and promote the welfare of the Fund, and will comply with other policies which the Trustees or Bank of Oklahoma, as the case may be, may from time to time determine and provide notification to the Sub-Adviser in writing. The Sub-Adviser and Bank of Oklahoma shall each make its officers and employees available to the other from time to time to review investment policies for the Fund and to consult with each other regarding the investment affairs of the Fund. The Sub-Adviser shall report to the Board of Trustees and to Bank of Oklahoma with respect to the implementation of such program.

         The Sub-Adviser further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to other accounts for which it has investment management responsibilities;

                  (b) will conform with all applicable rules and regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations pertaining to the investment advisory activities of the Sub-Adviser;

                  (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will the Fund's portfolio securities be purchased from or sold to BISYS Fund Services, Bank of Oklahoma, the Sub-Adviser or any affiliated person of the Trust, Bank of Oklahoma, BISYS Fund Services, or the Sub-Adviser, except as may be permitted under the 1940 Act. Bank of Oklahoma and BISYS Fund Services will provide to the Sub-Adviser, from time to time, a list of their respective affiliated persons;

                  (d) will, at the reasonable request of Bank of Oklahoma or the Trust, report to the Trust and to Bank of Oklahoma and will make appropriate persons available for the purpose of reviewing with representatives of Bank of Oklahoma the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, interest rate considerations and general conditions affecting the marketplace;

                  (e) will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

                  (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

                  (g) will receive and comply with any written recommendations that Bank of Oklahoma may make, from time to time, with respect to the investment and reinvestment of the assets of the Fund; and

                  (h) will provide advice and recommendations with respect to other aspects of the business and affairs of the Fund and perform such other functions related to the provision of investment management services as Bank of Oklahoma may reasonably request.

         4. Books and Records. In compliance with Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust on behalf of Bank of Oklahoma are the property of the Trust and further agrees to surrender promptly to the Trust or to Bank of Oklahoma any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 adopted under the 1940 Act all records required to be maintained by Sub-Adviser on behalf of Bank of Oklahoma under Rule 31a-1 adopted under the 1940 Act.

         5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Bank of Oklahoma will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee computed daily and paid monthly in arrears at an annual rate not less than fifteen one-hundredths of one percent (.15%) nor more than forty one-hundredths of one percent (.40%) of the Fund's average daily net assets.

         7. Services to Others. Bank of Oklahoma understands, and has advised the Trust's Board of Trustees, that the Sub-Adviser now acts, and/or may in the future act, as an investment adviser to managed accounts and as an investment adviser, sub-adviser, or administrator to other investment companies. Bank of Oklahoma has no objection to Sub-Adviser's acting in such capacities, provided that whenever the Fund and one or more accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each such account or company.

         Bank of Oklahoma recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, Bank of Oklahoma understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in other businesses or render services of whatever kind or nature.

         8. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by Bank of Oklahoma or by the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no case shall the Sub-Adviser be liable for any actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions, or requests given or made to the Sub-Adviser in writing by a representative of Bank of Oklahoma thereunto duly authorized, which information, instructions, or requests are properly executed or acted upon by the Sub-Adviser.

         9. Duration and Termination. This Agreement will become effective as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until August 1, 1998.

         Thereafter, if not terminated, this Agreement shall continue in effect for successive one-year periods ending on August 1, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or Bank of Oklahoma, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund), by Bank of Oklahoma, or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the meaning ascribed to such terms in the 1940 Act.)

         10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts.

         12. Notice. The name the "American Performance Funds" and "Trustees of the American Performance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a

Declaration of Trust dated as of October 1, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "American Performance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and each of which, collectively, shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            BANK OF OKLAHOMA, N.A.

                                            By:
                                               -----------------------------

                                            Title:
                                                  --------------------------


                                            AMR INVESTMENT SERVICES, INC.

                                            By:
                                               -----------------------------

                                            Title:
                                                  --------------------------